UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 22, 2013

Power Integrations, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-23441	94-3065014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5245 Hellyer Avenue

San Jose, California 95138-1002

(Address of principal executive offices)

(408) 414-9200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement of Officer

On January 22, 2013, Derek Bell, Vice President, Engineering of Power Integrations, Inc. (the “Company”), informed the Board of Directors of the Company that he intends to retire from the Company in the month of May 2013.

Compensation Matters

On January 22, 2013, the Compensation Committee of the Board of Directors of the Company took the following compensation actions with respect to the Company’s chief executive officer, chief financial officer, and other “named executive officers” as defined in Rule 402 of SEC Regulation S-K (collectively, the “Officers”):

2013 Bonus Plan

Approved the 2013 Bonus Plan as follows:

Each Officer, as described below, was granted performance stock units, which will vest (referred to as a “pay out” or “actual bonus” below) based on Company performance as against the 2013 Bonus Plan’s established net revenue targets, non-GAAP operating income targets and strategic goals, each as established by the Compensation Committee. The 2013 target levels are intended to have difficulty in attainment levels consistent with the 2012 Bonus Plan. Bonus amounts (the portion of the performance stock units that will vest) will be calculated independently for each of the net revenue, non-GAAP operating income and strategic goals components. “Net revenue” is as set forth in the Company’s annual report for 2013 to be filed with the Securities and Exchange Commission (“SEC”). “Non-GAAP operating income” means operating income for 2013 determined in accordance with GAAP but excluding the following items: (i) stock-based compensation expenses recorded under Accounting Standard Codification 718-10; ( ii) acquisition-related expenses; (iii) amortization of acquisition-related intangible assets and the fair-value write-up of acquired inventory; and (iv) any other adjustment made to arrive at the Company’s Non-GAAP financial information as presented in the Company’s SEC filings. In the event of any mergers, acquisitions or divestitures, the net revenue and non-GAAP operating income targets shall be adjusted based on an approved plan presented to the Board of Directors. The net revenue and non-GAAP operating income targets will be further adjusted for any patent or other litigation settlements or judgments should the effect of such events, if any, impact the Company’s net revenue and non-GAAP operating income.

Weighting of the target components is as follows:

Net revenue	40%
Non-GAAP operating income	40%
Strategic Goals	20%

Total	100%

Net Revenue Component of Officer’s Bonus:

No pay out will be made under the net revenue component of the 2013 Bonus Plan if the Company’s 2013 actual net revenue does not exceed at least the established minimum amount of net revenue as set forth in the 2013 Bonus Plan. To the extent 2013 actual net revenue increases above the minimum amount of net revenue, the actual bonus increases linearly from zero at the minimum amount of net revenue as set forth in the 2013 Bonus Plan up to 100% of the net revenue component of the target bonus when actual net revenue equals target net revenue in the 2013 Bonus Plan, and continues increasing linearly thereafter as actual net revenue increases, up to a maximum of 200% of the net revenue component of the target bonus when actual net revenue equals or exceeds the established target to achieve the maximum amount bonus under the net revenue component of the 2013 Bonus Plan.

Non-GAAP Operating Income Component of Officer’s Bonus:

No pay out will be made under the non-GAAP operating income component of the 2013 Bonus Plan if the Company’s 2013 actual non-GAAP operating income does not exceed at least the established minimum amount of non-GAAP operating income as set forth in the 2013 Bonus Plan. To the extent 2013 actual non-GAAP operating income increases above the minimum amount of non-GAAP operating income, the actual bonus increases linearly from zero at the minimum amount of non-GAAP operating income as set forth in the 2013Bonus Plan up to 100% of the non-GAAP operating income component of the target bonus when actual non-GAAP operating income equals target non-GAAP operating income in the 2013Bonus Plan, and continues increasing linearly thereafter as actual non-GAAP operating income increases, up to a maximum of 200% of the non-GAAP operating income component of the target bonus when actual non-GAAP operating income equals or exceeds the established target to achieve the maximum amount bonus under the non-GAAP operating income component of the 2013 Bonus Plan.

Strategic Goals Component of Officer’s Bonus:

The strategic goals portion of the 2013 Bonus Plan consists of eight strategic goals, each relating to either a technology, new product development, marketing and sales, operations or corporate development goal. Based upon the level of achievement of the strategic goals, anywhere between zero and a maximum of 200% of target bonus associated with the strategic goals component of the 2013 Bonus Plan would be paid out under this component of the plan.

2013 Target Bonuses

Approved the 2013 target bonuses for the Officers as follows:

Executive Officer	Title	2013 Target Bonus (performance stock units)
Balu Balakrishnan	President and Chief Executive Officer	8,000
Sandeep Nayyar	Chief Financial Officer	3,200
John Tomlin	Vice President, Operations	3,200
Derek Bell	Vice President, Engineering	0	*
Clifford Walker	Vice President, Corporate Development	3,200

*	as reported above, Mr. Bell plans to retire in May 2013, and therefore was not awarded any performance stock units.

2013 Restricted Stock Unit Grants

Approved restricted stock unit grants under the Company’s 2007 Equity Incentive Plan to the following Officers:

Executive Officer	Title	2013 Restricted Stock Unit Grants
Balu Balakrishnan	President and Chief Executive Officer	50,000
Sandeep Nayyar	Chief Financial Officer	14,000
John Tomlin	Vice President, Operations	12,000
Derek Bell	Vice President, Engineering	0	*
Clifford Walker	Vice President, Corporate Development	12,000

*	as reported above, Mr. Bell plans to retire in May 2013, and therefore was not awarded any restricted stock units.

The restricted stock unit grants will be effective on the Grant Date. Twenty-five percent (25%) of the restricted stock units vest on the one year anniversary of the vesting commencement date (as specified in the Officers’ restricted stock unit award agreements), and an additional twenty-five percent (25%) of the restricted stock units vest annually over the next three (3) years thereafter, subject to the respective Officer’s continuous service.

2013 Salaries

Approved the 2013 salaries for the Officers, to be effective April 1, 2013, as follows:

Executive Officer	Title	2013 Salary
Balu Balakrishnan	President and Chief Executive Officer	$465,000
Sandeep Nayyar	Chief Financial Officer	$300,000
John Tomlin	Vice President, Operations	$310,000
Derek Bell	Vice President, Engineering	$300,000
Clifford Walker	Vice President, Corporate Development	$300,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Power Integrations, Inc.

By:	/s/ Sandeep Nayyar
Name: Sandeep Nayyar
Title: Chief Financial Officer

Dated: January 25, 2013